Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 80 dated August 14, 2014 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(81) to Post-Effective Amendment No. 430 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on September 30, 2014 (Accession No. 0001193125-14-358463).